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                                                                    EXHIBIT 21.0

The subsidiaries of American Shared Hospital Services are:

     CuraCare, Inc.
     a Delaware corporation

     MMRI, Inc.
     a California corporation

     European Shared Medical Services Limited an English registered company

     American Shared Radiosurgery Services
     a California corporation

     African American Church Health and Economic Services, Inc.
     a California corporation

     ACHES Insurance Services, Inc.
     a California corporation

     GK Financing, LLC
     a California limited liability company